Exhibit 99.1

ACHILLION SHOWS POTENTIAL FOR “BEST-IN-DISEASE” HCV REGIMEN –

100% SVR4 FOLLOWING A DUAL 6-WEEK ACH-3102-BASED REGIMEN AND

SEPARATELY A 4.8 LOG10 REDUCTION WITH ACH-3422

- A six-week dual NS5A – Nuc regimen of ACH-3102 and sofosbuvir was safe and well-tolerated with 100 percent SVR4 for treatment-naïve genotype 1 HCV (“Proxy Study”)

- ACH-3422 proof-of-concept trial showed it was safe and well-tolerated at doses of 50 mg–700 mg once daily achieving 4.8 log10 reduction with 700 mg dose after 14 days –

- Conference call and webcast being hosted at 8:30 a.m. EST on Monday, December 22nd -

NEW HAVEN, Conn. (December 22, 2014) – Achillion Pharmaceuticals, Inc. (Nasdaq: ACHN) today announced positive interim results from two studies supporting a short duration, potentially best-in-disease regimen of its proprietary NS5A and nucleotide inhibitors, ACH-3102 and ACH-3422.

“We believe that achievement of 100 percent SVR4 in six weeks in the ACH-3102 proxy study, combined with the high potency and safety demonstrated by ACH-3422, highlights the ability of our exceptional, fully owned portfolio to excel in the HCV market,” commented Milind Deshpande, Ph.D., President and Chief Executive Officer of Achillion. “We look forward to initiating in 2015 short duration, pan-genotypic Phase 2 therapeutic trials to evaluate the doublet of ACH-3102 and ACH-3422, with the ultimate goal of improving patient care and access to treatment.”

Phase 2 “Proxy Study” evaluating six-week treatment consisting of ACH-3102, second-generation NS5A inhibitor, and sofosbuvir for treatment-naïve genotype 1 HCV

Achillion today announced 100 percent SVR4 results from the ongoing six-week trial. This study is an interferon-free, ribavirin-free, Phase 2 open-label, randomized study to evaluate the efficacy, safety, and tolerability of six weeks of 50 mg of ACH-3102 and 400 mg of sofosbuvir, a marketed nucleotide polymerase inhibitor, once daily, in treatment-naïve genotype 1 HCV-infected patients. The primary objective of the study is determination of sustained viral response 12 weeks (SVR12) after completion of therapy.

Eighteen patients were enrolled, including twelve active and six observational patients. Mean baseline HCV RNA viral load was 10 million (7 log10) IU/ml, range 2 million (6.23 log10) – 97 million (7.99 log10) IU/ml, including seven patients with baseline HCV RNA viral load exceeding 6 million (6.78 log10) IU/ml. Of the 12 active patients enrolled, ten patients were genotype 1a and two were genotype 1b.

Four weeks after the completion of therapy, 100 percent (n=12/12) achieved SVR4, independent of baseline viral load, gender, and IL28B status. No post-treatment viral relapse has been observed to date. SVR12 results will be reported during the first half of 2015. The combination of ACH-3102 and sofosbuvir was well-tolerated with no serious adverse events, no discontinuations due to adverse events, and no clinically significant laboratory or ECG abnormalities.

Dr. Deshpande further commented, “The ACH-3102 Phase 2 results continue to support the best-in-class profile of our second-generation NS5A inhibitor. Despite the presence of high baseline viral loads in patients, including one patient with nearly 8 log10 HCV RNA at baseline, ACH-3102 in combination with a nucleotide demonstrated rapid suppression of viral replication. We believe the ability to achieve 100 percent SVR4 after only six weeks of therapy highlights the role ACH-3102 could play in unleashing the full potential of a NS5A-nuc combination regimen.”

ACH-3422: Phase 1 study in healthy subjects and proof-of-concept in treatment-naïve genotype 1 HCV-infected patients

Achillion also announced today interim study results demonstrating that ACH-3422 achieved proof-of-concept in a Phase 1 trial for patients with treatment-naïve genotype 1 HCV. In the 700 mg dose group, mean maximal reduction in HCV viral RNA load of 4.8 log10 IU/ml was observed within 14 days with 3 out of 6 patients achieving undetectable HCV RNA (<10 IU/mL, “target not detected”). The pharmacodynamic characteristics of ACH-3422 provided sustained antiviral activity resulting in an additional 1.4 log10 reduction in HCV RNA between day 7 and day 14 of dosing.

“The safety profile, potent antiviral activity, and high barrier to resistance observed with ACH-3422 in this Phase 1 trial exhibit the important characteristics a nucleotide inhibitor provides in HCV treatment regimens,” commented Dr. David Apelian, Executive Vice President of Clinical Development and Chief Medical Officer at Achillion. “The data, combined with the Phase 2 proxy study results, lead us to believe that the doublet regimen of ACH-3102 and ACH-3422 can be a highly competitive, regimen to cure HCV. Furthermore, the ability to explore a triplet regimen with sovaprevir, our protease inhibitor, may allow for shorter treatment durations especially in harder-to-treat patient populations.”

This adaptive design Phase 1 trial is a randomized, double-blind, placebo-controlled trial investigating the safety, tolerability, pharmacokinetics and antiviral activity of ACH-3422. The trial has evaluated escalating doses ranging from 50 mg to 700 mg of ACH-3422 in healthy volunteers in single ascending dose cohorts followed by 14-day multiple ascending dose cohorts. All doses were well-tolerated with no significant adverse events, ECG or laboratory abnormalities noted. Cohorts of treatment-naïve genotype 1 HCV-infected patients were enrolled and received once daily treatment with ACH-3422. Patients in the 50 mg, 150 mg and 300 mg cohorts received seven days of treatment; patients in the 500 mg and 700 mg cohorts were treated for 14 days. All doses of ACH-3422 were well-tolerated with no treatment-related SAEs, no discontinuations due to adverse events, and no clinically significant laboratory or ECG abnormalities.

Conference Call

The Company will host a conference call and simultaneous webcast on Monday, December 22, 2014 at 8:30 a.m. Eastern time. To participate in the conference call, please dial (866) 205-4820 in the U.S. or (419) 386-0004 for international callers. A live audio webcast of the call will be accessible at http://www.achillion.com or http://ir.achillion.com. Please connect to Achillion’s website several minutes prior to the start of the broadcast to ensure adequate time for any software download that may be necessary.

A replay of the webcast will be available for 30 days on www.achillion.com. Alternatively, a replay of the conference call will be available starting at 12:00 p.m. Eastern time on December 22, 2014, through 11:59 p.m. Eastern time on December 28, 2014 by dialing (855) 859-2056 or (404) 537-3406. The replay passcode is 57460707.

About HCV

The hepatitis C virus is the most common cause of viral hepatitis, which is an inflammation of the liver. It is currently estimated that more than 150 million people are infected with HCV worldwide including more than 5 million people in the United States. Three-fourths of the HCV patient population is undiagnosed; it is a silent epidemic and a major global health threat. Chronic hepatitis, if left untreated, can lead to permanent liver damage that can result in the development of liver cancer, liver failure or death.

About Achillion Pharmaceuticals

Achillion is seeking to apply its expertise in biology and structure-guided design and a deep understanding of patient and clinician needs to develop innovative treatment solutions aimed at improving patients’ lives. The company’s scientific excellence, integrated capabilities and experienced team position it to successfully achieve its goal of advancing new products along the entire continuum from the bench to the patient. Achillion’s pipeline is currently focused on small molecule therapeutics for infectious disease and complement-related diseases. www.achillion.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including statements with respect to: the Company’s plans to initiate in 2015 short duration, pan-genotypic Phase 2 therapeutic trials to evaluate the doublet of ACH-3102 and ACH-3422; the Company’s expectations about the safety profile, antiviral activity and potential therapeutic benefits of its drug candidates; the Company’ beliefs about the potential for its portfolio to excel in the HCV market and about the role ACH-3102 could play to unleash the potential of a NS5A-nuc combination regimen; and the Company’s belief that the doublet regimen of ACH-3102 and ACH-3422 can be a highly competitive regimen to cure HCV, and that a triplet regimen with sovaprevir may allow for shorter treatment durations, especially in harder-to-treat patient populations . Achillion may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “ estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things Achillion’s ability to: demonstrate in any current and future clinical trials the requisite safety, efficacy and combinability of its drug candidates; advance the preclinical and clinical development of its drug candidates, including ACH-3422, ACH-3102 and sovaprevir, under the timelines it projects in current and future clinical trials; obtain and maintain necessary regulatory approvals; obtain and maintain patent protection for its drug candidates and the freedom to operate under third party intellectual property; establish commercial manufacturing arrangements; identify, enter into and maintain collaboration agreements with appropriate third-parties; compete successfully with other companies that are seeking to develop improved therapies for the treatment of HCV; manage expenses; manage litigation; raise the substantial additional capital needed to achieve its business objectives; and successfully execute on its business strategies. These and other risks are described in the reports filed by Achillion with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013, and its subsequent SEC filings.

In addition, any forward-looking statement in this press release represents Achillion’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Achillion disclaims any duty to update any forward-looking statement, except as required by applicable law.

Company Contact: Glenn Schulman Achillion Pharmaceuticals, Inc. Tel. (203) 624-7000 gschulman@achillion.com	Investors: Mary Kay Fenton Achillion Pharmaceuticals, Inc. Tel. (203) 624-7000 mfenton@achillion.com	Investors: Tricia Truehart The Trout Group, LLC Tel. (646) 378-2953 ttruehart@troutgroup.com

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